Exhibit 99.1

AdaptHealth Corp. to Acquire North Carolina-based Advanced Home Care

PLYMOUTH MEETING, PA – December 9, 2019 – AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth”), the third largest home medical equipment company (HME) in the United States, today announced that it has entered into a definitive agreement with Advanced Home Care (AHC) to acquire its home medical equipment business. The proposed transaction is expected to close in the first quarter of 2020 and is subject to the satisfaction of customary closing conditions.

AHC provides home medical equipment including CPAP and BiPAP machines and supplies, oxygen, ventilation and traditional durable medical equipment to patients through its 23 branch locations in Georgia, North Carolina, South Carolina, Tennessee and Virginia. AHC is currently a joint-venture of twelve regional healthcare systems, with whom AdaptHealth expects to have ongoing business relationships following the closing of the transaction.

For the trailing twelve months ended September 2019, the home medical equipment business of AHC generated net revenues of $83 million.

Upon closing, AHC’s HME provider business will be integrated into AdaptHealth, further expanding AdaptHealth’s footprint in the Southeast. In connection with the transaction, AdaptHealth expects to sign a long-term lease for AHC’s High Point, N.C. headquarters. Seasoned leaders of the AHC executive team are expected to join the AdaptHealth leadership team.

“The Southeast represents an important market for AdaptHealth, and we are excited to expand our presence through our acquisition of Advanced Home Care’s HME business,” AdaptHealth President and COO, Josh Parnes states. “Advanced Home Care is a true leader in the industry, and we look forward welcoming members of the management team to AdaptHealth and continue enhancing the products and services we’re able to provide to patients and healthcare professionals throughout the region.”

“Advanced Home Care has been fortunate to serve our communities since 1983,” said Joel Mills, CEO of Advanced Home Care. “In AdaptHealth, we believe we have found a forward-thinking team that will allow us to continue to provide patients and our healthcare system partners with quality products, expanded offerings, and the highest degree of service. We couldn’t be more excited to join AdaptHealth.”

About AdaptHealth Corp.

AdaptHealth Corp. (“AdaptHealth”) is the third largest home medical equipment company in the United States. AdaptHealth provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to life and thrive. Product and services offerings include: sleep therapy equipment (CPAP and BiPAP machines and supplies), respiratory equipment (including oxygen, invasive and non-invasive ventilation), mobility equipment, wheelchairs, walkers, and hospital beds. AdaptHealth also provides custom bracing services, hospice-focused HME services, wound therapy and nutritional HME services. The company is proud to partner with an extensive and highly-diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid and commercial insurance payors. As of September 30, 2019, AdaptHealth services over one million patients annually in 49 states through its network of 189 locations. Learn more at www.adapthealth.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of AdaptHealth Corp. management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AdaptHealth Corp. These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which AdaptHealth Corp. may become a party or governmental investigations to which AdaptHealth Corp. may become subject that could interrupt or limit AdaptHealth Corp.’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in AdaptHealth Corp.’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that AdaptHealth Corp. presently knows or that AdaptHealth Corp. currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect AdaptHealth Corp.’s expectations, plans or forecasts of future events and views as of the date of this press release. AdaptHealth anticipates that subsequent events and developments will cause AdaptHealth Corp.’s assessments to change. However, while AdaptHealth Corp. may elect to update these forward-looking statements at some point in the future, AdaptHealth Corp. specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AdaptHealth Corp.’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact:

AdaptHealth Corp.	The Equity Group Inc.
Brittany Lett	Devin Sullivan
Vice President, Marketing	Senior Vice President
(909) 915-4983	(212) 836-9608
blett@adapthealth.com	dsullivan@equityny.com

Kalle Ahl, CFA
Vice President
(212) 836-9614
kahl@equityny.com

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